SCICLONE PHARMACEUTICALS INTERNATIONAL, LTD.

AMENDMENT TO OFFER LETTER

This Amendment to Offer Letter (the “Amendment”) is entered into as of February 24, 2006 by and between SciClone Pharmaceuticals International, Ltd. (the “Company”) and Mr. Hans P. Schmid (“Employee”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms set forth in the Employment Agreement (as defined below).

WHEREAS, the Company and Employee are parties to that certain letter regarding employment offer dated as of May 21, 2001 as attached hereto as Exhibit A (the “Offer Letter”).

WHEREAS, the Company and Employee each desire to amend the Offer Letter with the terms and conditions set forth in this Amendment.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Offer Letter as set forth herein, and agree as follows:

1.    Termination Without Cause. In subsection (b) of the section entitled “Termination,” which subsection is entitled “Termination Without Cause,” the first sentence of such subsection, which currently reads as follows:

“If your employment is terminated by SciClone without cause, you shall receive severance payments at your final base salary rate, less applicable withholding, equal to one month salary for every two months worked up to a maximum of six months salary.”

is hereby amended and restated in its entirety to read as follows:

“If your employment is terminated by SciClone without cause, you shall receive severance payments at your final base salary rate, less applicable withholding, equal to twelve months salary.”

2.     No Other Amendments. Except as herein provided or as amended or superseded in a manner otherwise permitted under the Offer Letter, all of the terms, covenants and conditions of the Offer Letter shall remain in full force and effect.

3.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

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The parties have executed this Amendment to Offer Letter as of the date first written above.

COMPANY:

SCICLONE PHARMACEUTICALS INTERNATIONAL, LTD.

By:	/s/ Dr. Ira Lawrence

Name:	Dr. Ira Lawrence

Title:	Director

EMPLOYEE:

/s/ Mr. Hans P. Schmid
Mr. Hans P. Schmid

Exhibit A

Letter Regarding Employment Offer with Mr. Hans P. Schmid dated as of May 21, 2001

TO:	HANS P. SCHMID

FROM:	D. R. SELLERS

DATE:	21 May 2001

SUBJ:	EMPLOYMENT OFFER

Dear Hans,

On behalf of SciClone Pharmaceuticals. Inc. and SciClone Pharmaceuticals International Ltd., we are pleased to be able to make you the following offer to join our team subject to suitable reference checks:

Term of Employment: Your employment with SciClone will start on 29 May 2001, will be for no specified period and may be terminated by you or SciClone at any time, with or without cause.

It is noted and agreed that you have requested a two week leave of absence in early June to take a planned vacation. This leave of absence, without pay, is granted. During this time you will not be paid, nor will you accrue PTO.

Title - V.P. of SciClone Pharmaceuticals International Ltd.

Responsibility - You will be responsible for the preparation of financial accounts, treasury and budgetary functions of SciClone International. This will include the consolidation and management of financial matters in the various international representative offices in China, Singapore and other locations as they occur. Additional responsibilities include:
•	Coordination of Sales and order processing and collection of receivables
•	Preparation of the Quarterly Management Accounts.
•	Management and Administration in Hong Kong and Singapore offices
•	Distribution of product from the manufacturing source to the Hong Kong Supply Point and the warehousing, labeling and packaging of product at the Supply Point
•	Collection and collation of production forecasting (clinical and commercial) for the International Division.
•	Assistance in pricing decisions and price determination
•
Assistance to Regional Directors in dealing with financial matters for the field such as devaluations, Letter of Credit issues and the organizing the payment of field staff through the Distributor, and payment of consultants.

•	Review of Distributors financial operations and assistance in preparation of monthly sales and expense forecasts.
You agree to devote your full business time, energy and skill to your duties at SciClone.

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Reporting Relationship - The position reports on a line basis to the Managing Director of SciClone Pharmaceuticals International Ltd., with functional dotted line responsibility to the SciClone Chief Financial Officer. You will also have access to the SciClone International Line Managers and appropriate Domestic staff functions such as Operations, Marketing, Medical, Manufacturing and Quality, as well as to the relevant Consultants. Reporting to this position will be the international financial and administrative employees.

Compensation - your compensation will consist of four components:

Salary - $US15,833.33 monthly, subject to applicable withholding.

Management Bonus - paid annually after the close of the fiscal year and targeted at 30% of annual Salary depending upon performance against an agreed set of management objectives. Your objectives will be communicated to you in writing each year. Bonus can range from 0% to 150% of targeted amount.

Equity - it is a policy of SciClone that, as much as possible, all of our team should own a piece of the company and share in its success. We are pleased to offer you 100,000 shares in the form of options, the option price will be set at the date of your acceptance of this offer. 12,500 of the options will be vested at the end of six months' employment and an additional 12,500 of the options will be vested at the end of 12 months' employment. Provided you remain employed by SciClone, the balance of your hire-on options will continue to vest in equal monthly installments over the following three years. Your options will be governed by the terms and conditions of SciClone's existing stock option plan and the standard form of option agreement (which you will be required to sign in connection with the issuance of your options). It is understood that this is an extraordinary option grant and may be a factor in the consideration of future grants.

Benefits - While you are based in the US, you will have the right, on the same basis as the other executive employees of SciClone, to participate in and receive benefits under any SciClone medical, life, disability or other group insurance plans, as well as under SciClone's 401(k) and deferred compensation plans and business expense reimbursement policy.

Termination: Your employment may be terminated by SciClone under the circumstances below.

(a)
Termination for Cause: If your employment is terminated by SciClone for cause as defined below, you shall be entitled to no compensation or benefits from SciClone other than those earned through the date of your termination. In particular, you will not be entitled to any part of any management bonus that you would have earned had you been employed for the entire year in which your termination occurs. For purposes of this Agreement, a termination "for cause" occurs if you are terminated for any of the following reasons: (i) theft, dishonesty, misconduct or falsification of any employment or SciClone records; (ii) improper disclosure of SciClone's confidential or proprietary information; (iii) any action by you which has a material detrimental effect on SciClone's reputation or business;

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(iv) your failure or inability to perform any assigned duties reasonably expected of you after written notice from SciClone to you of, and a reasonable opportunity to cure, such failure or inability; (v) your conviction (including and plea of guilt or no contest) for any criminal act that impairs your ability to perform your duties for SciClone, or;(vi) your death or disability.

(b)
Termination Without Cause: If your employment is terminated by SciClone without cause, you shall receive severance payments at your final base salary rate, less applicable withholding, equal to one month salary for every two months worked up to a maximum of six months salary. Severance payments will be made in accordance with SciClone's normal payroll procedures. You will also be entitled to receive any compensation and benefits that you earn through the date of your termination without cause. You will not be entitled to any part of the management bonus for the year in which your termination occurs. Your right to receive the severance pay described in this subparagraph is conditioned upon your execution and delivery to SciClone of a general release of claims in form satisfactory to SciClone.

(c)
Resignation: In the event that you resign from your employment with SciClone, you will be entitled to no compensation or benefits from the Company other than those earned through the date of your termination. In particular, you will not be entitled to any part of the management bonus for the year in which you resign from your employment. You agree that if you resign from your employment with SciClone for any reason, you will provide SciClone with 60 days' written notice of your resignation. SciClone may, in its sole discretion, elect to waive all or any part of such notice period and accept your resignation at an earlier date.

Dispute Resolution: In the event of any dispute or claim relating to or arising out of your employment relationship with SciClone, the termination of your employment with SciClone for any reason, or this agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, disability or other discrimination or harassment), you and SciCione agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in San Mateo County, California. You and SciClone hereby knowingly arid willingly waive your respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any claims for injunctive relief by you or SciClone.

Miscellaneous: Your position is a significant management position of trust and responsibility with accountability for yourself and all employees and third parties working towards SciClone's goals. I want to call your particular attention to the Employee Information and Inventions Agreements (which you will be required to sign as a condition of your employment), and the Employee Handbook, partculariy Part I (Business Ethics and Practice) and Part II (Employment and Time at Work). You will be given a checklist of these documents and items that you will need to sign or to read for orientation.

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You will be required to travel on an "as and when needed" basis to support, manage and achieve your personal objectives and to support corporate goals. As a virtual company, the nature of our company is "hands on" and "do it yourself."

The SciClone senior management team is very excited about your joining the company and having your help in driving it forward. I am sure that you will add significant value to SciClone and that your experiences with SciClone will add considerably to your personal and professional growth. A base of mutual respect will enable us to work together productively and profitably into the future.

This letter and the agreements referred to above constitute the entire agreement between you and SciClone regarding the term and conditions of your employment, and they supersede all prior negotiations, representations or agreements between you and SciClone regarding your employment, whether written or oral. The terms and conditions of your employment may only be modified by a supplemental written agreement signed by you and the Managing Director of SciClone International Ltd. or the President/CEO of SciClone Pharmaceuticals, Inc.

Sincerely yours,

/s/ Donald R. Sellers

Donald R. Sellers
Managing Director - SciClone Pharmaceuticals International Ltd.

ACCEPTED:

/s/  Hans P. Schmid

Hans P. Schmid

Date:  May 21st, 2001

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